EXHIBIT 10.174

                         PURCHASE AND SALE CONTRACT

         This Purchase and Sale Contract dated May 6, 1999, by and between MERIDIAN LAMPS, INC., a Florida corporation ("Seller") and SAUNDERS OF MERIDIAN, LLC, a Mississippi limited liability company ("Purchaser") WITNESSETH:

         Seller and Purchaser hereby covenant and agree as follows:

SECTION 1. SALE OF PREMISES AND ACCEPTABLE TITLE

         Section 1.01. Seller shall sell to Purchaser, and Purchaser shall purchase from Seller, at the price and upon the terms and conditions set forth in this contract: (a) the parcel of land more particularly described in SCHEDULE A attached hereto ("Land"); (b) all buildings and improvements situated on the Land (collectively, "Building"); (c) all right, title and interest of Seller, if any, in and to the land lying in the bed of any street or highway in front of or adjoining the Land to the center line thereof and to any unpaid award for any taking by condemnation or any damage to the Land by reason of a change of grade of any street or highway; (d) the appurtenances and all the estate and rights of Seller in and to the Land and Building; and (e) all right, title and interest of Seller, if any, in and to the fixtures, equipment and other personal property attached or appurtenant to the Building (collectively, "Premises" or the "Property"). The Premises are located in the City of Meridian, Lauderdale County, Mississippi.

         Section 1.02. At the Closing, Seller shall convey and Purchaser shall accept good and marketable fee simple title to the Premises, free and clear of all mortgages, liens, encumbrances and other matters affecting title, except the following matters (hereafter called the "Permitted Exceptions"): (i) zoning ordinances affecting the Property; (ii) general utility easements of record;
(iii) subdivision restrictions of record; (iv) current city, state and county ad valorem property taxes not yet due and payable; and (v) other easements, restrictions, rights, encumbrances, and other matters of record affecting title specified in this Contract, including oil, gas, and mineral rights, which Purchaser shall either approve as provided in Section 3(c) of this contract or in the event disapproved exercise the rights provided in Section 3(b) of this contract.

SECTION 2. PURCHASE PRICE AND PAYMENT

         Section 2.01. The purchase price shall be NINE HUNDRED FIFTY THOUSAND DOLLARS ($950,000.00) which shall be payable as follows:

         (a) FOUR THOUSAND SEVEN HUNDRED FIFTY DOLLARS ($4,750.00) (the "Deposit") on the signing of this Contract, by Purchaser's check to the order of Seller (subject to collection), the receipt of which is hereby acknowledged. The Deposit will be held in escrow by the escrow agent designated pursuant to the terms of Section 13 hereof;

         (b) NINE HUNDRED FORTY-FIVE THOUSAND TWO HUNDRED FIFTY DOLLARS ($945,250.00) by Purchaser's good certified or official bank check to the order of

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Seller, or by U.S. funds wired to an account designated by Seller, on the delivery of the deed as hereinafter provided;

         (c) The purchase price shall be subject to adjustment pursuant to
Section 4, hereof.

SECTION 3. TITLE EXAMINATION; OBJECTIONS TO TITLE

         (a) Purchaser agrees, promptly after the date hereof, to cause title to the premises to be examined by a reputable title insurance company authorized to do business in the State of Mississippi and agrees that promptly after Purchaser receives the title report of such company, it will furnish to Seller's attorneys a copy thereof together with a specification in writing of any objection to title set forth in such report that Purchaser believes it is not required to take title subject to. Seller may, but shall not be required to, bring any action or proceedings or take such other action as Seller may deem appropriate to render title to the premises marketable. Seller may, if it so elects, adjourn the closing for a period or periods not to exceed 60 days in the aggregate for such purpose.

         (b) If Seller shall be unable to convey a good and marketable title, such that Purchaser's title insurance company will be willing to approve and insure said title, or if Purchaser disapproves of said title pursuant to Section 1.02, then, except as hereinafter provided, Purchaser may terminate this Contract by notice, in the manner hereinafter provided, delivered to the other on or after the contract closing date or any adjourned closing date, in which event the sole obligation of Seller shall be to refund to Purchaser the Deposit with the interest earned thereon and pay to Purchaser the net cost actually incurred by Purchaser for title examination without issuance of a policy, and, upon the making of such refund, this Contract shall wholly cease and terminate and neither party shall have any further claim against the other by reason of this Contract, and the lien, if any, of the Purchaser against the premises shall wholly cease, except that the provisions contained herein which provide that they shall survive such termination will so survive.

         (c) Notwithstanding anything to the contrary contained herein, Purchaser may accept such title as Seller may be able to convey, without reduction of the purchase price or any credit or allowance against the same and without any other liability on the part of Seller and if Purchaser elects to do so, Seller shall have no right to terminate this Contract as herein above provided. The acceptance of a deed by Purchaser shall be deemed to be a full performance and discharge of every agreement and obligation on the part of Seller to be performed pursuant to the provisions of this Contract, except those, if any, which are herein specifically stated to survive the delivery of the deed.

         (d) If a search of the title discloses judgments, bankruptcies or other returns against other persons having names the same as or similar to that of Seller, Seller will on request deliver to Purchaser an affidavit showing that such judgments, bankruptcies or other returns are not against Seller.

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SECTION 4. APPORTIONMENTS

         Section 4.01. The following items shall be apportioned between the parties as of l1:59 P.M. on the day next preceding the Closing Date:

         (a) Water and sewer charges in accordance with customary practice in the City of Meridian or County of Lauderdale.

         (b) Real estate taxes levied or imposed upon the Property on the basis of the fiscal year for which assessed. If the Closing shall occur before a new tax rate is fixed, the apportionment of taxes shall be on the basis of the old tax rate for the preceding period applied to the latest assessed valuation.

         (c) Electricity and gas, based on readings thereof obtained by Seller.

         (d) Fuel on hand if any, based on Seller's cost therefor.

         Section 4.02. All apportionments shall be made in accordance with customary practice in the City of Meridian or County of Lauderdale, except as expressly provided herein. The parties agree to cause their accountants to prepare a schedule of tentative adjustments prior to the Closing Date. Such adjustments, if and to the extent known and agreed upon as of the Closing Date, shall be paid by Purchaser to Seller by good certified or official bank check, or allowed to Purchaser as a credit against the cash portion of the purchase price, as the case may be. Any such adjustments not determined or not agreed upon as of the Closing Date shall be paid by Purchaser to Seller, or by Seller to Purchaser, as the case may be, as soon as practicable following the Closing Date. The provisions of this Section 4 shall survive the Closing.

         Section 4.03. If at the time of Closing the Property is affected by an assessment which is or may become payable in annual installments, and the first installment is then a lien, or has been paid, then for the purposes of this Contract all the unpaid installments shall be considered due and are to be paid by Seller at Closing.

SECTION 5. THE CLOSING

         The closing of the transaction contemplated herein (the "Closing") shall be held on or before May 15, 1999, at 10:00 A.M., at the offices of Bourdeaux & Jones, 505 Constitutional Avenue, Meridian, Mississippi, or, at Purchaser's option, on notice to Seller given at least ten days prior to the Closing date, at the office of Purchaser's lending institution within the State of Mississippi. The date on which title shall close hereunder is sometimes referred to herein as the "Closing Date."

SECTION 6. REPRESENTATIONS AND WARRANTIES OF SELLER

         Seller represents and warrants to Purchaser as follows:

         Section 6.01. Seller is the sole owner of the Premises.

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         Section 6.02. If the Premises are encumbered by an Existing
Mortgage(s), no written notice has been received from the Mortgagee(s) asserting that a default or breach exists thereunder which remains uncured and no such notice shall have been received and remain uncured on the Closing Date. If copies of documents constituting the Existing Mortgage(s) and note(s) secured thereby have been exhibited to and initialed by Purchaser or its representative, such copies are true copies of the originals, and the Existing Mortgage(s) and note(s) secured thereby have not been modified or amended except as shown in such documents.

         Section 6.03. To the best of Seller's knowledge. the Property is in compliance in all respects with all applicable federal, state and local laws and regulations, including, without limitation, those relating to "Hazardous Materials", as defined herein, and other environmental matters (the "Environmental Laws") and neither the federal government nor the State of Mississippi Department of Environmental Quality or any other governmental or quasi governmental entity has filed a lien on the Property, nor are there any governmental, judicial or administrative actions with respect to environmental matters pending, or threatened, which involve the Property. Neither Seller nor any other party has used, generated, released, discharged, stored, or disposed of any Hazardous Materials as defined herein, in connection with the Property or transported any Hazardous Materials to or from the Property except as disclosed to Purchaser in Phase I report prepared by Engineering Plus dated March 4, 1999. For the purposes of this subsection, the Property shall include any real property included in the property description stated in SCHEDULE A herein. The term "Hazardous Materials" shall mean any substance, material or waste which is regulated by any governmental authority, including, but not limited to, (i) petroleum; (ii) friable or nonfriable asbestos; (iii) polychlorinated biphenyls;
(iv) those substances, materials or wastes designated as a "hazardous substance" pursuant to Section 311 of the Clean Water Act or listed pursuant to Section 307 of the Clean Water Act or any amendments or replacements to these statutes; (v) those substances, materials or wastes defined as a "hazardous waste" pursuant to Section lO04 of the Resource Conservation and Recovery Act or any amendments or replacements to that statute; (vi) those substances, materials or wastes defined as a "hazardous substance" pursuant to Section l01 of the Comprehensive Environmental Response, Compensation and Liability Act, or any amendments or replacements to that statute or any other similar statute, rule, regulation or ordinance now or hereafter in effect; or (vii) any "hazardous waste", "hazardous material", "hazardous substance" or "chemical substance or mixture" or similarly regulated substances or materials as such phrases are defined in or regulated pursuant to any applicable state or local law, regulation or ordinance governing the generation, storage, discharge, transportation or disposal of the same;

         Section 6.04. To the best of Seller's knowledge, al] applicable laws and regulations (including and without limitation, all zoning and building laws and regulations relating to the Property by virtue of any federal, state or municipal authority with jurisdiction over the Property, and the American with Disabilities Act, 42 U.S.C. Section 12101 ET SEQ., and all regulations promulgated thereunder) have been observed and complied with in all material respects; and a11 rights, licenses, permits, and certificates of occupancy (including but not limited to zoning variances, special exceptions for nonconforming uses, and final inspection approvals), whether temporary or permanent which are material to the use and occupancy of the Property, have been obtained, preserved and, where necessary, renewed;

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         Section 6.05. Seller's right to convey the Property and perform its obligations under this agreement and these actions do not and shall not conflict with the provisions of any statute, regulation, ordinance, rule of law, contract or other agreement which may be binding on Seller.

         Section 6.06. Seller has no notice or knowledge of any action or proceeding that is pending or threatened, which might materially affect the Property;

         Section 6.07. Seller has not violated any statute, regulation, ordinance, rule of law, contract or other agreement which might materially affect the Property (including, but not limited to, those governing Hazardous Materials) or Purchaser's rights or interest in the Property pursuant to this Agreement.

         Section 6.08. The assessed valuation and real estate taxes set forth in SCHEDULE C, if any, are the assessed valuation of the Premises and the taxes paid or payable with respect thereto for the fiscal year indicated in such schedule. Except as otherwise set forth in SCHEDULE C, there are no tax abatements or exemptions affecting the Premises.

SECTION 7. COVENANTS OF SELLER

         Seller covenants that between the date of this contract and the
Closing:

         Section 7.01. No fixtures, equipment or personal property included in this sale shall be removed from the Premises unless the same are replaced with similar items of at least equal quality prior to the Closing.

         Section 7.02. Seller shall not withdraw, settle or otherwise compromise any protest or reduction proceeding affecting real estate taxes assessed against the Premises for any fiscal period in which the Closing is to occur or any subsequent fiscal period without the prior written consent of Purchaser, which consent shall not be unreasonably withheld. Real estate tax refunds and credits received after the Closing Date which are attributable to the fiscal tax year during which the Closing Date Occurs shall be apportioned between Seller and Purchaser, after deducting the expenses of collection thereof, which obligation shall survive the Closing.

         Section 7.03. Seller shall allow Purchaser or Purchaser's representatives access to the Premises, the Leases and other documents required to be delivered under this contract upon reasonable prior notice at reasonable times.

         Section 7.04. Seller further covenants that on the Closing Date, all Representations and Warranties of the Seller under Section 6 above are true and correct.

SECTION 8. RISK OF LOSS

         Until transfer of title to Purchaser, the risk of loss or damage to the Premises by fire or otherwise is assumed by the Seller.

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SECTION 9. CONDITIONS OF SALE; ACKNOWLEDGEMENT OF PURCHASER

         Section 9.01. The performance of this Agreement shall be conditioned upon, (1) the contemporaneous execution of a binding Lease-Purchase Agreement between the Purchaser and the Lauderdale County Economic Development District, whereby all property owned by said District that is contiguous to the Property described herein is to be leased for a 45 months term and then conveyed by General Warranty Deed to Purchaser, and (2) the satisfactory completion of an environmental survey certifying that there are no hazardous wastes or materials upon or within the Property prior to the closing.

         Section 9.02. Purchaser acknowledges that Purchaser has inspected the Premises, is fully familiar with the physical condition and state of repair thereof, and, subject to the provisions of this Section and Sections 6, 7 and 8, shall accept the Premises "as is" and in their present condition, subject to reasonable use, wear, tear and natural deterioration between now and the Closing Date, without any reduction in the Purchase Price for any change in such condition by reason thereof subsequent to the date of this contract.

SECTION 10. SELLER'S CLOSING OBLIGATIONS

         At the Closing, Seller shall deliver the following to Purchaser:

         Section 10.01. A warranty deed in the form described in SCHEDULE B. properly executed in proper form for recording so as to convey the title required by this contract.

         Section 10.02. Written terminations, acknowledged by tenants, of all leases of any portions of the Property; (discharges of existing mortgages and liens).

         Section 10.03. (Reserved - Tax Clearance Letters)

         Section 10.04. To the extent they are then in Seller's possession and not posted at the Premises, certificates, licenses, permits, authorizations and approvals issued for or with respect to the Premises by governmental and quasi-governmental authorities having jurisdiction.

         Section 10.05. Such affidavits as Purchaser's title company shall reasonably require in order to omit from its title insurance policy all exceptions for judgments, bankruptcies or other returns against persons or entities whose names are the same as or similar to Seller's name.

         Section 10.06. Checks to the order of the appropriate officers in payment of all applicable real property transfer taxes and copies of any required tax returns therefor executed by Seller, which checks shall be certified or official bank checks if required by the taxing authority, unless Seller elects to have Purchaser pay any of such taxes and credit Purchaser with the amount thereof

         Section 10.07. A resolution of Seller's board of directors authorizing the sale and delivery of the deed and a certificate executed by the secretary or assistant secretary of Seller certifying as to the adoption of such resolution and setting forth facts showing that the transfer complies with the

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requirements of law. The deed referred to in Section 10.01 shall also contain a recital sufficient to establish compliance with law.

         Section 10.08. Possession of the Premises in the condition required by this contract, and keys therefor.

         Section 10.09. Any other documents required by this contract to be delivered by Seller.

SECTION 11. PURCHASER'S CLOSING OBLIGATIONS

         At the Closing, Purchaser shall:

         Section 11.01. Deliver to Seller checks in payment of the portion of the Purchase Price payable at the Closing, as adjusted for apportionments under
Section 4, plus the amount of escrow deposits, if any, assigned pursuant to
Section 2.01.

         Section 11.02. Cause the deed to be recorded, duly complete all required real property transfer tax returns and cause all such returns and checks in payment of such taxes to be delivered to the appropriate officers promptly after the Closing.

         Section 11.03. Deliver any other documents required by this contract to be delivered by Purchaser.

SECTION 12. (RESERVED)

SECTION 13. ESCROW AGENT

         (a) If the sum paid under Section 2.01 or any other sums paid on account of the Purchase Price prior to the Closing (collectively, "Downpayment") are paid by check or checks drawn to the order of and delivered to the escrow agent designated in SCHEDULE C ("Escrow Agent"), the Escrow Agent shall hold the proceeds thereof in escrow in a special bank account (or as otherwise agreed in writing by Seller, Purchaser and Escrow Agent) until the Closing or sooner termination of this contract and shall pay over or apply such proceeds in accordance with the terms of this section. Escrow Agent need not hold such proceeds in an interest-bearing account, but if any interest is earned thereon, such interest shall be paid to the same party entitled to the escrowed proceeds, and the party receiving such interest shall pay any income taxes thereon. The tax identification numbers of the parties are either set forth in SCHEDULE C or shall be furnished to Escrow Agent upon request. At the Closing, such proceeds and the interest thereon, if any, shall be paid by Escrow Agent to Seller. If for any reason the Closing does not occur and either party makes a written demand upon Escrow Agent for payment of such amount, Escrow Agent shall give written notice to the other party of such demand. If Escrow Agent does not receive a written objection from the other party to the proposed payment within 10 business days after the giving of such notice, Escrow Agent is hereby authorized too make such payment. If Escrow Agent does receive such written objection within such 10 day period or if for any other reason Escrow Agent in good faith shall elect not to make such payment, Escrow Agent shall continue to hold such amount until otherwise directed by written instructions from the parties to

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this contract or a final judgment of a court. However, Escrow Agent shall have the right at any time to deposit the escrowed proceeds and interest thereon, if any, with the clerk of the appropriate court of the country in which the Land is located. Escrow Agent shall give written notice of such deposit to Seller and Purchaser. Upon such deposit Escrow Agent shall be relieved and discharged of all further obligations and responsibilities hereunder.

         (b) The parties acknowledge that Escrow Agent is acting solely as a stakeholder at their request and for their convenience, that Escrow Agent shall not be deemed to be the agent of either of the parties, and that Escrow Agent shall not be liable to either of the parties for any act or omission on its part unless taken or suffered in bad faith, in willful disregard of this contract or involving gross negligence. Seller and Purchaser shall jointly and severally indemnify and hold Escrow Agent harmless from and against all costs, claims and expenses, including reasonable attorneys' fees, incurred in connection with the performance of Escrow Agent's duties hereunder, except with respect to actions or omissions taken or suffered by Escrow Agent in bad faith, in willful disregard of this contract or involving gross negligence on the part of Escrow Agent.

         (c) Escrow Agent has acknowledged agreement to these provisions by signing in the place indicated on the signature page of this contract.

SECTION 14. NO BROKERS

         The parties acknowledge that this contract was brought about by direct negotiation between Seller and Purchaser and that neither Seller nor Purchaser knows of any broker entitled to a commission in connection with this transaction. Seller and Purchaser shall indemnify and defend each other against any costs, claims or expenses, including attorneys' fees, arising out of the breach on their respective parts of any representations, warranties or agreements contained in this paragraph. The representations and obligations under this paragraph shall survive the Closing or, if the Closing does not occur, the termination of this contract.

SECTION 15. NOTICES

         Section 15.01. All notices under this contract shall be in writing and shall be delivered personally or shall be sent by prepaid registered or certified mail, addressed as set forth below, or as Seller or Purchaser shall otherwise have given notice as herein provided:

         (a)      If to Seller:

                  Meridian Lamps, Inc.
                  18191 Northwest 68th Avenue
                  Miami, Florida 33015
                  Attn: Thomas Bluth, Vice President and Corporate Counsel

                  With copies to:

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                  John England, Esq.
                  Butler, Snow, O'Mara, Stevens & Cannada, PLLC
                  Deposit Guaranty Plaza (17th Floor)
                  210 East Capitol Street
                  Jackson, Mississippi 39201

         (b)      If to Purchaser:

                  Joseph A. Saunders
                  c/o Saunders Manufacturing Co., Inc.
                  Nickerson Hill Road
                  Readfield, Maine 04355

                  With copies to:

                  Saunders of Meridian, LLC
                  Attn: Thomas R. Jones, Esq., Registered Agent
                  505 Constitution Avenue
                  Box 2009
                  Meridian, Mississippi 39301-2009

                  and

                  Sumner H. Lipman, Esq.
                  Lipman & Katz, P.A.
                  227 Water Street
                  Box 1051
                  Augusta, Maine 04332-1051

SECTION 16. LIMITATIONS ON SURVIVAL OF REPRESENTATIONS, WARRANTIES, COVENANTS AND OTHER OBLIGATIONS.

         Section 16.01. Except as otherwise provided in this contract, no representations, warranties, covenants or other obligations of Seller set forth in this contract shall survive the Closing, and no action based thereon shall be commenced after the Closing. The representations warranties, covenants and other obligations of Seller set forth in Sections 6 and 7 shall survive the Closing.

         Section 16.02. The delivery of the warranty deed by Seller, and the acceptance thereof by Purchaser, shall be deemed the full performance and discharge of every obligation on the part of Seller to be performed hereunder, except those obligations of Seller which are expressly stated in this contract to survive the Closing.

SECTION 17. MISCELLANEOUS PROVISIONS

         Section 17.01. (Reserved)

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         Section 17.02. This contract embodies and constitutes the entire understanding between the parties with respect to the transaction contemplated herein, and all prior agreements, understandings, representations and statements, oral or written, are merged into this contract. Nether this contract nor any provision hereof may be waived, modified, amended, discharged or terminated except by an instrument signed by the party against whom the enforcement of such waiver, modification, amendement, discharge or termination is sought, and then only to the extent set forth in such instrument.

         Section 17.03. This contract shall be governed by, and construed in accordance with, the law of the State of Mississippi.

         Section 17.04. The captions in this contract are inserted for convenience of reference only and in no way define, describe or limit the scope or intent of this contract or any of the provisions hereof.

         Section 17.05. This contract shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

         Section 17.06. This contract shall not be binding or effective until properly executed and delivered by Seller and Purchaser.

         Section 17.07. As used in this contract, the masculine shall include the feminine and neuter, the singular shall include the plural and the plural shall include the singular, as the context may require.

         Section 17.08. If the provisions of any schedule or rider to this contract are inconsistent with the provisions of this contract, the provisions of such schedule or rider shall prevail. Set forth in SCHEDULE C is a list of any and all schedules and riders which are attached hereto.

         IN WITNESS WHEREOF, the parties hereto have executed this contract as of the date first above written.

                                    MERIDIAN LAMPS, INC.

    /s/ THOMAS M. BLUTH             By: /s/ ILLEGIBLE
    ----------------------------       ------------------------------
                                    Its: President

                                    SAUNDERS OF MERIDIAN, LLC

    /s/ LOU BAKER                   /s/ JOSEPH A. SAUNDERS
    ----------------------------    ---------------------------------
                                    Joseph A. Saunders, Member

    /s/ LOU BAKER                   /s/ JOHN ROSMARIN
    ----------------------------    ---------------------------------
                                    John Rosmarin, Member

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RECEIPT BY ESCROW AGENT

The undersigned Escrow Agent hereby acknowledges receipt of $________________ , by check subject to collection, to be held in escrow pursuant to Section 13.

By: _________________________________________

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                                                                      SCHEDULE A

                                    PARCEL OF

                              MERIDIAN LAMPS, INC.

Commence at the Northwest corner of SE 1/4 of the SE 1/4 of Section 15, T6N, R15E, Meridian, Lauderdale County, Mississippi; thence run NO degrees 16'W 330.0' along the West line of Evergreen City Subdivision according to map thereof recorded in Map Book 3 at Page 8 of the Lauderdale County Chancery Clerk's records to the Northwest corner of said subdivision; then N89 degrees 49'30" E 502.65' along the North line of Evergreen City Subdivision to the point of beginning of the here described parcel; thence from said point of beginning run N89 degrees 49'30" E 279.35' along the North line of Evergreen City Subdivision; then S40 degrees 23'14" E 257.34' along the Northeasterly line of said subdivision; thence S0 degrees 19'09" E 978.98' along the East line of said subdivision to a point on the North right of way line of Old U. S. Highway No. 80; thence S67 degrees 01'34" W 339.62' along said North right of way line; thence N0 degrees 25'45" W 196.15'; thence S89 degrees 26'10" W 18.63'; thence N0 degrees 26'36" W 257.04'; then N11 degrees 36'E 215.22'; thence N0 degrees 49'18" W 95.59'; thence S89 degrees 21'34" W 154.15'; thence N0 degrees 28'26" W
549.02' to the point of beginning; said parcel contains 10.25 acres, more or less, less and except 0.34 acres of public road right of way, leaving an actual parcel acreage of 9.91 acres, more or less, being a part of the E 1/2 of Evergreen City Subdivision and furthermore being a part of the E 1/2 of the SE 1/4 of Section 15, T6N, RI5E, Meridian, Lauderdale County, Mississippi; and being the same property conveyed to grantor by warranty deed from the Lauderdale County Economic Development District, dated November 7, 1994, filed for record December 16, 1994, and recorded in Book 1363 at page 528 among the land records in the office of the Chancery Clerk of Lauderdale County, Mississippi;

AND ALSO all right, title and interest of grantor in and to that certain party wall covered by party wall agreement between the Lauderdale County Economic Development District and Meridian Lamps, Inc., dated November 7, 1994, filed for record December 16, 1994, and recorded in Book 1363 at page 530 among the land records in the office of the Chancery Clerk of Lauderdale County, Mississippi; together with all right, title and interest of grantor in and to said party wall agreement.